Exhibit 99.1
Digital Video Systems, Inc.

Digital Video Systems Announces Q1 and Q2 Financial Reports

Mountain View, Calif., September 30, 2005 -- Digital Video Systems, Inc., or DVS, (Nasdaq: DVID.PK - News), a global leader in DVD technologies, today announced financial results for the first and second quarters and six months ended June 30, 2005.

Revenue for the second quarter of 2005 was $15.7 million, a 31% sequential increase over $11.9 million in revenue reported for the first quarter of 2005 and a 52% decrease from the $32.7 million reported for the comparable quarter ended June 30, 2004. For the six months ended June 30, 2005, revenue of $27.6 million, which represents 55% of the revenue reported for the six months ended June 30, 2004.

The second-quarter loss of $2,594,000, or $2.03 per share, is approximately 55% of the first-quarter net loss of $4,684,000, or $3.86 per share. The Company reported a net loss of $2,379,000, or $2.31 per share, in the second quarter of 2004. The net loss for the six months ended June 30, 2005 was $7,278,000, or $5.86 per share, compared to a net loss of $7,067,000 or $7.09 per share, for the comparable period of fiscal 2004.

Mali Kuo, Chairman and CEO, stated, "The 31% increase in revenue to $15.7 million from the $11.9 million achieved in the first quarter of 2005 is primarily due to volume growth of our Korean subsidiary's various read-write products and our automotive products. We are continually introducing higher-margin products to return to profitability and to implementing appropriate cost reduction programs. The emphasis on higher-margin products to replace our older DVD player products enabled us to continue to reduce our losses in comparison to the prior quarter of 2005."

Second-quarter 2005 highlights:

Products: DVS introduced new models to its series of automotive DVD products, like the VXA car navigation system and the VXD series in dash DVD receiver.

Organization: During the quarter, DVS announced changes in its roster of Directors, which now consists of Mali Kuo- CEO, Douglas Watson- COO, John Fuller, Jeff Bumb, Tom Parilla and Bruce Breslow.

Change of Auditor: on July 18, 2005, Stonefield and Josephson Inc. resigned as our auditor. Choi, Kim &Park LLP ("CKP LLP") was retained shortly thereafter. After this change an amended 10Q/A for Q1 was filed on September 28, 2005 in addition the 10Q report for the second quarter was also filed on September 28, 2005.

Judgments and Lawsuits Settled: During the quarter DVS lost a lawsuit to its former CEO, Mali Kuo. Subsequently, Mali Kuo and her creditors settled the judgment with the Company by converting the judgment of $3.42 million into equity of DVS.

IDVD, OPLI, and Kent Yu lawsuits: On June 29, 2005 DVS reached a settlement on these lawsuits and it was approved by the Board on July 14, 2005. The suits were settled jointly for DVS shares.

Reverse Split: DVS announced that it has amended its Amended and Restated Certificate of Incorporation to effect a 1-for-10 reverse split of the outstanding shares of common stock, effective on February 9, 2005. As a result, the number of shares of the Company's common stock outstanding has been adjusted from approximately 12,207,988 to approximately 1,220,799. The reverse split is intended to raise the Company's share price above $1, as required to remain in compliance with Nasdaq's SmallCap listing requirements. All EPS numbers have been adjusted to reflect the 10 for 1 reverse split.

About Digital Video Systems, Inc.

Established in 1992, DVS is a publicly held company specializing in the development and application of digital video technologies enabling the convergence of data, digital audio, digital video and high-end graphics. DVS is headquartered in Palo Alto, California, with subsidiaries and manufacturing facilities in South Korea and China and a subsidiary in India. Additional information may be obtained at www.dvsystems.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Any statements made in this release that are not historical facts contain forward-looking information that involves risks and uncertainties. These forward-looking statements include, but are not limited to, statements regarding the Company's opportunities for success, anticipated revenue, gross margin and net loss in future periods, progress in the markets for automotive DVD players and read-write products, and product features. Important factors that may cause actual results to differ include, but are not limited to, the timely availability of components, the level of demand for our products, sufficiency of working capital, the impact of competitive products and services, the Company's ability to manage growth and acquisitions of technology or businesses, risks attendant to strategic agreements involving other companies, the effect of economic and business conditions, the risks of conducting business in foreign countries and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission. Digital Video Systems, Inc. assumes no obligation to update these forward-looking statements, and does not intend to do so.

(Financial tables follow)

Digital Video Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

                                                                                       June 30,    December 31,
                                                                                         2005          2004
                                                                                     (Unaudited)
                                                                                     ------------  ------------
                                      ASSETS
Current assets:
   Cash and cash equivalents....................................................... $      2,228  $      3,359
   Restricted cash.................................................................        7,632         7,524
   Marketable securities...........................................................           74           166
   Accounts receivable, net, less allowance for doubtful accounts
      of $214 for 2005, and $125 for 2004..........................................        4,375         3,168
   Accounts receivable - related party, net, less allowance for doubtful accounts
      of $1014 for 2005 and $810 for 2004..........................................           78         1,395
   Inventories, net................................................................        8,648        10,040
   Prepaid expenses and other current assets.......................................        1,235         1,526
   Note receivable - related party.................................................           --           341
                                                                                     ------------  ------------
        Total current assets.......................................................       24,270        27,519
Property and equipment, net .......................................................        9,633        10,877
Intangibles, net...................................................................           --            84
Other assets.......................................................................          590           803
                                                                                     ------------  ------------
        Total assets............................................................... $     34,493  $     39,283
                                                                                     ============  ============
                       LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Line of credit.................................................................. $     12,770  $     14,250
   Notes payable...................................................................        3,605         3,604
   Accounts payable................................................................       12,350        10,467
   Accounts payable - related party................................................            1           245
   Accrued liabilities   ..........................................................        3,053         6,124
                                                                                     ------------  ------------
        Total current liabilities..................................................       31,779        34,690

Long-term debt.....................................................................          257           238
                                                                                     ------------  ------------
Total liabilities..................................................................       32,036        34,928
                                                                                     ------------  ------------
Minority interest..................................................................        3,574         4,666
                                                                                     ------------  ------------

Stockholders' equity:
   Preferred stock, $0.0001 par value, 5,000,000 shares authorized; 1,489,688 and
  2,738,765 shares issued and outstanding, respectively 6/30/05 and 12/31/04.......           --            --
   Common stock, $0.0001 par value, 30,000,000 shares authorized; 2,263,773 and
 1,220,794 shares issued and outstanding, respectively 6/30/05 and 12/31/04........           --            --
   Additional paid-in capital......................................................       89,792        83,427
   Accumulated other comprehensive income..........................................        2,775         2,668
   Accumulated deficit.............................................................      (93,684)      (86,406)
                                                                                     ------------  ------------
Total stockholders' equity.........................................................       (1,117)         (311)
                                                                                     ------------  ------------
Total liabilities and stockholders' equity......................................... $     34,493  $     39,283
                                                                                     ============  ============

Digital Video Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

                                                                Three Months Ended    Six Months Ended
                                                                     June 30,             June 30,
                                                              --------------------  --------------------
                                                                2005       2004       2005       2004
                                                              ---------  ---------  ---------  ---------
Net revenue................................................. $  15,689  $  32,732  $  27,617  $  50,254
Cost of revenue.............................................    13,835     30,271     24,584     48,785
                                                              ---------  ---------  ---------  ---------
Gross profit................................................     1,854      2,461      3,033      1,469
                                                              ---------  ---------  ---------  ---------
Operating expenses:
  Research and development..................................     1,195      1,300      2,381      3,045
  Sales and marketing.......................................       733      1,119      1,527      2,050
  General and administrative................................     2,253      2,836      4,474      5,161
                                                              ---------  ---------  ---------  ---------
     Total operating expenses...............................     4,181      5,255      8,382     10,256
                                                              ---------  ---------  ---------  ---------
     Loss from operations...................................    (2,327)    (2,794)    (5,349)    (8,787)
Interest expense............................................      (296)      (251)      (503)      (568)
Other income (expense), net.................................      (326)      (324)    (2,392)      (385)
                                                              ---------  ---------  ---------  ---------
Loss before minority interest and income taxes..............    (2,949)    (3,369)    (8,244)    (9,740)
Provision for (benefit from) Income taxes...................        --         --         --         --
                                                              ---------  ---------  ---------  ---------
Loss before minority interest...............................    (2,949)    (3,369)    (8,244)    (9,740)
Minority interest...........................................       476        990      1,192      2,673
                                                              ---------  ---------  ---------  ---------
Net loss....................................................    (2,473)    (2,379)    (7,052)    (7,067)
Dividends on preferred stock................................       121         --        226         --
                                                              ---------  ---------  ---------  ---------
Net loss available to common shareholders................... $   (2,594)  $ (2,379) $  (7,278)  $ (7,067)
                                                              =========  =========  =========  =========

Basic and diluted net loss available to common shareholders. $   (2.03)  $  (2.31) $   (5.86)  $  (7.09)
                                                              =========  =========  =========  =========
Weighted average common shares and
   equivalent outstanding...................................     1,275      1,031      1,243        997
                                                              =========  =========  =========  =========

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For more information contact DVS at 357 Castro St. Ste 5 Mountain View, Ca. 94041
E-mail to ir@dvsystems.com